Exhibit 10.6.2
SECOND AMENDMENT TO THE
CNA SUPPLEMENTAL EXECUTIVE SAVINGS
AND CAPITAL ACCUMULATION PLAN
The CNA SUPPLEMENTAL EXECUTIVE SAVINGS AND CAPITAL ACCUMULATION PLAN, as restated by CNA Financial Corporation effective as of January 1, 2014 and as amended by that certain First Amendment to the CNA Supplemental Executive Savings and Capital Accumulation Plan, dated as of May 28, 2015 (collectively, the “Plan”), is hereby further amended as follows:

1.
Effective as of August 1, 2015, the name of the Plan shall be changed to the “CNA Non-Qualified Savings Plan.” Accordingly, each reference contained in the Plan to the “CNA Supplemental Executive Savings and Capital Accumulation Plan” and “SES-CAP” is amended to be a reference to the “CNA Non-Qualified Savings Plan.”

2.
Effective as of July 1, 2015, and as a result of a change in the name of the “CNA Savings and Capital Accumulation Plan” to the “CNA 401(k) Plus Plan,” which change is also effective as of August 1, 2015, each reference in the Plan to the “CNA Savings and Capital Accumulation Plan” and “S-CAP” is amended to be a reference to the “CNA 401(k) Plus Plan.”

3.    Except as otherwise provided herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, CNA Financial Corporation has caused this Amendment to be executed this 22 day of July, 2015.
CNA FINANCIAL CORPORATION

By: /s/Thomas Pontarelli
Thomas Pontarelli, Executive Vice President & Chief Administration Officer, Continental Casualty Company